                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Brad Marshall, Beth
Chartoff, Marisa J. Beeney, Stephan Kuppenheimer and Robert W. Busch with full power to act without the other, as his agent and attorney-in-fact for the purpose of executing in his name, in his capacity as an officer of Blackstone /
GSO Secured Lending Fund, (i) the registration statement on Form 10 (including amendments thereto), to be filed with the United States Securities and Exchange
Commission pursuant to the Securities Act of 1933, as amended, and the
Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and
Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 12th day of
December, 2018.

 /s/ Stephan Kuppenheimer
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Stephan Kuppenheimer                    Chief Financial Officer

 /s/ Robert W. Busch
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Robert W. Busch                         Chief Accounting Officer and Treasurer